Exhibit 10.2

FIRST AMENDMENT TO GOODWILL PURCHASE AGREEMENT

THIS First Amendment to the Goodwill Purchase Agreement (the “Amendment”) is dated as of August 4, 2014, by and among SpendSmart Networks, Inc. f/k/a The SpendSmart Payments Company, a Delaware corporation (the “Parent”), SpendSmart Networks, Inc. f/k/a The SpendSmart Payments Company, a California Corporation (the “Purchaser”) and Alex Minicucci, a resident of the State of California (“Seller”). Each of the Parent, Purchaser and Seller are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into that certain Goodwill Purchase Agreement on December 18, 2013 (the “Original Agreement”); and

WHEREAS, the Parties seek to amend the Original Agreement upon the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Definitions. All defined terms and abbreviations contained in the Original Agreement shall have the same meaning in this Amendment.

2.                  Amendments to Original Agreement.

a.                  Section 2.1(c) (Purchase Price) of the Original Agreement is deleted in its entirety and replaced with the following:

     “SECTION 2.1 Purchase Price. The purchase price (the “Purchase Price”) shall consist of:

(c) Additional cash payments from the Buyer, commencing on the first full fiscal quarter following the Closing and for the twelve (12) successive quarters thereafter, equal to fifteen percent (15%) of the earnings generated by the Business before interest, taxes, depreciation and amortization, determined in accordance with GAAP ("EBITDA") multiplied by a factor of 0.9 (the "Earn-Out Payments"), provided, however, that such Earn-Out Payments shall not exceed One Million Eight Hundred Thousand Dollars ($1,800,000) in the aggregate and shall not be less than Forty-Five Thousand Dollars ($45,000) for each of the first eight (8) successive, full quarters following the Closing (the “Minimum Earn Out Payments”). The Minimum Earn Out Payments shall be payable in one lump sum at the discretion of the Buyer. Upon the payment of the Minimum Earn Out Payments in full, any remaining Earn-Out Payments shall be paid not later than forty-five (45) days following end of each quarter. For the purposes of calculating the Seller’s EBITDA in Section 2.1(c) and 2.1(d), any expenses or portions of expenses incurred by the Seller that are specific or attributable solely to the Purchaser and that are not attributable to the Business shall be excluded as expenses of the Seller.”

3.                  Full Force and Effect. Except as expressly amended by this Amendment, all other terms and provisions of the Original Agreement shall continue in full force and effect.

4.                  Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Goodwill Purchase Agreement on the date first written above.

PURCHASER:

SPENDSMART NETWORKS, INC., a California Corporation

By: /s/ Bill Hernandez

Name: Bill Hernandez

Title: President

PARENT:

SPENDSMART NETWORKS, INC., a Delaware Corporation

By: /s/ Bill Hernandez

Name: Bill Hernandez

Title: President

SELLER:

By: /s/ Alex Minicucci

Alex Minicucci